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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 33-43460, 33-44808, 33-48428, 333-05217, 333-05219, 333-94774, 333-48719, 333-05221, 333-58557, 333-58559, 333-58563, 33-48427, 33-63710, 33-79724, 333-85003, 333-84983, 333-58368, 333-100888 and 333-100887) and Forms S-3 (File Nos. 333-00460, 333-51879, 333-75561, 333-36958 and 333-76502) of Sepracor Inc. of our report dated January 21, 2004, except for the information in Note M as to which the date is March 11, 2004, relating to the financial statements, which appear in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 21, 2004, relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
March 12, 2004

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CONSENT OF INDEPENDENT AUDITORS